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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated October 30, 1998 in the Post-Effective Amendment No. 87 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Security Growth and Income Fund filed with the Securities and Exchange Commission under the Securities Act of 1933
(Registration No. 2-12187) and under the Investment Company Act of 1940 (Registration No. 811-0487).

                                                              Ernst & Young LLP

Kansas City, Missouri
January 25, 1999